Exhibit 10.1

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of February 8, 2024 (this “Amendment”), is entered into by and among (i) Meteora Capital Partners, LP (“MCP”) (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”) and (iv) Global Gas Corporation, a Delaware corporation (“HGAS” or “Target” and formerly known as Dune Acquisition Corporation, a Delaware corporation, “DUNE”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of December 1, 2023 (as may be amended from time to time, the “Confirmation”), by and between Seller, DUNE and HGAS. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On December 21, 2023, HGAS and DUNE completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1. Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The Section titled “Prepayment Shortfall” shall be deleted in its entirety and replaced with the following:

Prepayment Shortfall:	An amount in USD equal to 0.5% of the product of the Recycled Shares and the Initial Price; paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount). Additionally, Counterparty shall have the option, at its sole discretion, at any time up to forty-five (45) calendar days prior to the Valuation Date, to request up to $5,000,000 of Prepayment Shortfall via twenty (20) distinct written requests to Seller in the amount of $250,000 (each an “Additional Shortfall Request”), provided Counterparty shall only be able to make an Additional Shortfall Request provided the (i) Seller has recovered 110% of the prior Additional Shortfall Request, if any, via Shortfall Sales as further described in the Section titled “Prepayment Shortfall Consideration” and (ii) the VWAP Price over the five (5) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares less Shortfall Sale Shares held by Seller be at least two-and-five-eights (2.625) times greater than the Additional Shortfall Request (with (i) and (ii) collectively as the “Equity Conditions”). Notwithstanding the foregoing, Seller, in its sole discretion, may waive the Equity Conditions for each Additional Shortfall Request, if applicable, via written notice to Counterparty.

b. The Section titled “Prepayment Shortfall Consideration” shall be deleted in its entirety and replaced with the following:

Prepayment Shortfall Consideration:	Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation (as defined below) until such time as the proceeds from such sales equal 110% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered hereunder, and (b) an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, when an OET Notice (as defined below) is delivered hereunder, in each case the delivery of such notice in the sole discretion of the Seller (as further described in Sections “Optional Early Termination” and “Shortfall Sales”). For the avoidance of doubt and notwithstanding anything to the contrary herein, Seller shall not be liable for any Settlement Amount payment with respect to the Shortfall Sale Shares.

c. The Section titled “Share Consideration” shall be deleted in its entirety and replaced with the following:

Share Consideration:	In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 80,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price. The Shares purchased with the Share Consideration (the “Share Consideration Shares”) shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares in this Transaction, and the Seller and the Share Consideration Shares shall be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with this Confirmation, with the only exception being a holding period equal to the earlier of (i) the Seller recovering 110% of the first Additional Shortfall Request and (ii) the three-month anniversary of the Business Combination. Terminated Shares shall not include any sales of Share Consideration Shares. Any Registration Statement (as defined below) shall include the Share Consideration Shares if requested by the Seller.

2. No Other Amendments. All other terms and conditions of the Confirmation and Prior Amendments shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Prior Amendments, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA STRATEGIC CAPITAL, LLC;

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	Managing Member

GLOBAL GAS CORPORATION

By:	/s/ Shachi Shah
	Name:	Shachi Shah
	Title:	Chief Financial Officer

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